Exhibit 99.1

Monster Worldwide Reports Third Quarter 2015 Results

•	Third Quarter Financial Highlights:

◦	Company Exceeds Expectations on All Profitability Metrics For the 5th Consecutive Quarter

▪
Adjusted EBITDA Including Korea of $32.4 Million Increases 40% Year over Year and 12% Sequentially; Adjusted EBITDA from Continuing Operations of $28.1 Million Increases 45% Year over Year and 9% Sequentially

▪	Adjusted EBITDA Margin Including Korea Expands to 18% from 16.1% in Q2 2015; Adjusted EBITDA Margin from Continuing Operations Expands to 16.8% from 15.3%

▪	Non-GAAP EPS Including Korea of $0.12; Non-GAAP EPS from Continuing Operations of $0.11; GAAP EPS from Continuing Operations of $0.10

◦	Revenue of $167.1 Million Flat Sequentially and Down 3% Year over Year at Constant Currency

◦	Cash Flow From Operations of $12.3 Million

◦	Improves Financial Flexibility With Sale of Remaining Ownership Stake in South Korean Business for Approximately $85 Million

◦	Announces Authorization of $75 Million Share Repurchase Plan
Weston, MA, October 29, 2015 -- Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the third quarter and nine months ended September 30, 2015. Third quarter 2015 financial results reflect the completion of the Company’s remaining ownership stake in JobKorea, the Company’s South Korean operations, which were classified as a discontinued operation.
“We are gratified that we achieved our 18-22% EBITDA margin goal a full quarter earlier than expected and adjusted EPS were at the high end of our guidance range,” said Tim Yates, Chief Executive Officer. “Our new product strategy continued to gain traction with wider customer acceptance on a global basis. Revenue was essentially flat as stronger than anticipated results from Europe were offset by weaker than expected results in North America. We are extremely confident of Monster’s ability to drive increased revenue and improving EBITDA margins going forward. As a sign of this confidence and our improved liquidity position as a result of the monetization of JobKorea, we are pleased to announce that our Board has authorized a $75 million buyback which we anticipate implementing as we generate free cash flow in the quarters ahead, beginning in the fourth quarter of 2015.”

Third Quarter 2015 Results
Revenue from continuing operations of $167 million decreased 3% at constant currency compared to last year’s third quarter and decreased 7% at actual rates. Revenue from the Company’s Careers - North America operations decreased 4% year over year. Revenue from Careers - International was essentially flat year over year at constant currency and decreased 13% at actual rates. As of the first quarter of 2015, Internet Advertising & Fees revenue and operating results are being reported within the Careers - North America segment. Historical quarterly revenue data is available in the Company’s supplemental financial information.
Total GAAP operating expenses from continuing operations decreased to $156 million compared to $180 million in the third quarter of 2014. Net income from continuing operations for the third quarter of 2015 was $10 million, or $0.11 per share, compared to a loss from continuing operations of $3 million, or $0.03 per share in the third quarter of 2014.
Non-GAAP net income from continuing operations was $10 million, or $0.11 per share, compared to $4 million, or $0.04 per share in the third quarter of 2014. Non-GAAP operating expenses of $150 million decreased 13% year over year. Adjusted EBITDA margin of 16.8% was led by Careers - North America with a 29% margin. Pro-forma items are described in the "Notes Regarding the Use of Non-GAAP Financial Measures" and are reconciled to the GAAP measure in the accompanying tables.
Net cash provided by operating activities in the quarter was $12 million and free cash flow was $5 million. Deferred revenue of our continuing operations declined sequentially to $251 million or 10% compared to $278 million as of June 30, 2015. The Company ended the third quarter with total available liquidity of approximately $157 million.
Third quarter 2015 financial results were impacted by the sale of JobKorea, which was classified as a discontinued operation for accounting purposes. Including the Korean operations, Monster had Non-GAAP earnings per share of $0.12 and adjusted EBITDA of $32.4 million, or an 18% margin, representing an Adjusted EBITDA increase of 12% sequentially and 40% year over year. The Adjusted EBITDA margin of 18% met the Company’s prior guidance of exiting 2015 with an EBITDA margin of between 18%-22%.

Nine Month Results
Monster Worldwide reported total revenue from continuing operations of $508 million for the first nine months ended September 30, 2015 compared to $550 million in the same period last year, a 3% decrease on a constant currency basis and 8% at actual rates. Net income from continuing operations was $15 million, or $0.16 per share, compared to a loss of $3 million, or $0.03 per share, in 2014.
Share Repurchase Program
The Company’s Board of Directors has authorized a $75 million share repurchase program over a period of 24 months. The Company intends to repurchase shares under the new authorization as a percentage of future generated free cash flow, which can be adjusted periodically.
Reallocate to Accelerate
On February 10, 2015, the Company committed to implement a series of cost savings initiatives to reduce costs globally while continuing to support the Company’s new strategy. The initiatives include a global workforce reduction of approximately 300 associates, lease exit costs, impairment of certain assets, and office and general expense controls. Through September 30, 2015, the Company has incurred $29 million of charges relating to this program. These charges have been excluded from the Company’s Non-GAAP financial statements for the three and nine months ended September 30, 2015. The Company anticipates additional charges of approximately $1 million to $2 million in the fourth quarter of 2015 in connection with this program.
Guidance
The fourth quarter guidance includes the impact of the JobKorea transaction. Fourth quarter 2015 Non-GAAP EPS from continuing operations is expected to be in the range of $0.10 to $0.14, which excludes $2 million to $3 million of stock-based compensation, $1.2 million of non-cash debt discount amortization related to the convertible debt and restructuring charges related to the Reallocate to Accelerate program.
Historical data on Non-GAAP EPS is available in the Company’s supplemental financial information.

Conference Call and Webcast
Third quarter 2015 results will be discussed on Monster Worldwide’s quarterly conference call on October 29, 2015 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 317-6003 or (412) 317-6061 and reference conference ID# 3463829. A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.
The Company has also made available certain supplemental financial information which can be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.
For a replay of the conference call, please dial (877) 344-7529 or (412) 317-0088 and reference ID# 10074711. This number is valid until midnight on November 5, 2015.

Contacts

Investors:	Mike McGuinness, (212) 351-7110, michael.mcguinness@monster.com

Media:	Matt Anchin, (212) 351-7528, matt.anchin@monster.com

About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW) is a global leader in connecting people to jobs, wherever they are. For more than 20 years, Monster has helped people improve their lives with better jobs, and employers find the best talent. Today, the company offers services in more than 40 countries, providing some of the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities. Monster continues its pioneering work of transforming the recruiting industry with advanced technology using intelligent digital, social and mobile solutions, including our flagship website monster.com® and a vast array of products and services. For more information visit
http://monster.com/about.

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to earnings per share for the fourth quarter 2015. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies. The Company believes that its presentation of Non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income, operating margin, income from continuing operations, income from discontinued operations, net of tax, net income and diluted earnings per share attributable to Monster Worldwide, Inc. all exclude certain pro-forma items including: non-cash stock based compensation expense; costs incurred in connection with the Company’s restructuring programs; separation charges associated with the resignation of the Company’s former Chief Executive Officer; non-cash impairment charges; amortization of the debt discount and deferred financing costs associated with our 3.50% convertible senior notes due 2019; write-off of deferred financing costs relating to our former credit facility, amended in October 2014; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring programs; income tax provisions for increased valuation allowances on deferred tax assets; gain on deconsolidation of subsidiaries and tax provisions thereon; the results of our South Korean subsidiary as it has been classified as discontinued operations; gain on partial sale of an equity method investment and tax provisions thereon; and charges related to exited facilities.

In the first quarter of the calendar year 2015, the Company began to utilize a fixed long-term projected Non-GAAP tax rate for reporting operating results and for planning, forecasting, and analyzing future periods. This change provides better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items. When projecting this long-term rate, the Company evaluated a five-year financial projection comprising the current and the next four years that exclude the income tax effects of the Non-GAAP pre-tax items described above, eliminates the effects of non-recurring and period specific items which can vary in size and frequency, and is reflective of the anticipated future geographic mix of income among tax jurisdictions. The projected rate also assumes no new acquisitions or disposals in the five-year period, eliminates the effect of tax valuation allowances, and takes into account other factors including the Company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. The Non-GAAP tax rate is 35%. The Company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, which may include (but are not limited to) for example, significant changes in the geographic earnings mix including future acquisition or disposition activity, having less income than anticipated, or fundamental tax law changes in major jurisdictions where the Company operates.

Non-GAAP diluted shares includes the impact, based on the average share price for the period, of the Company’s outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share,

but are expected to mitigate the dilutive effect of the Company’s 3.50% convertible senior notes due 2019.

The Company uses these Non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These Non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as operating income or loss before depreciation and amortization, non-cash compensation expense, non-cash impairment charges, and non-cash costs incurred in connection with the Company’s restructuring programs. Adjusted EBITDA excludes the impact of the pro-forma items discussed above. The Company considers EBITDA and Adjusted EBITDA to be important indicators of its operational strength which the Company believes are useful to management and investors in evaluating its operating performance. EBITDA and Adjusted EBITDA are Non-GAAP measures and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flows from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a Non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities, plus unused borrowings under our credit facility. The Company considers net cash and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and total available liquidity are presented herein as Non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$167,082	$179,591	$507,694	$550,257
Salaries and related	79,787	95,800	254,500	291,868
Office and general	43,638	50,376	131,430	152,196
Marketing and promotion	30,044	33,383	91,091	108,508
Restructuring and other special charges	2,780	—	28,787	—
Total operating expenses	156,249	179,559	505,808	552,572
Operating income (loss)	10,833	32	1,886	(2,315)
Gain on partial sale of equity method investment	—	—	8,849	—
Gain on deconsolidation of subsidiaries, net	—	—	—	11,828
Interest and other, net	(3,674)	(1,930)	(10,289)	(5,123)
Income (loss) before income taxes and income in equity interests	7,159	(1,898)	446	4,390
(Benefit from) provision for income taxes	(2,361)	841	(14,487)	6,915
Income in equity interests, net	249	75	321	—
Income (loss) from continuing operations	9,769	(2,664)	15,254	(2,525)
Income from discontinued operations, net of tax	2,163	2,313	6,005	6,909
Net income (loss)	11,932	(351)	21,259	4,384
Net income attributable to noncontrolling interest	(1,512)	(1,318)	(3,712)	(3,954)
Net income (loss) attributable to Monster Worldwide, Inc.	$10,420	$(1,669)	$17,547	$430

*Basic earnings (loss) per share attributable to Monster Worldwide, Inc.:
Income (loss) from continuing operations	$0.11	$(0.03)	$0.17	$(0.03)
Income from discontinued operations, net of tax	0.01	0.01	0.03	0.03
Basic earnings (loss) per share attributable to Monster Worldwide, Inc.	$0.12	$(0.02)	$0.20	$—

*Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:
Income (loss) from continuing operations	$0.10	$(0.03)	$0.16	$(0.03)
Income from discontinued operations, net of tax	0.01	0.01	0.02	0.03
Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.	$0.11	$(0.02)	$0.19	$—

Weighted average shares outstanding:
Basic	90,340	86,576	89,853	88,236
Diluted	96,839	86,576	94,573	88,236

Reconciliation of EBITDA to Adjusted EBITDA
Operating income (loss)	$10,833	$32	$1,886	$(2,315)
Depreciation and amortization of intangibles	11,086	11,859	33,685	35,542
Stock-based compensation	3,368	6,612	11,386	23,548
Restructuring non-cash charges	—	—	4,226	—
EBITDA	$25,287	$18,503	$51,183	$56,775
Separation costs	—	—	2,000	—
Facilities costs	—	880	—	7,229
Restructuring and other special charges, less non-cash items	2,780	—	24,561	—
Adjusted EBITDA	$28,067	$19,383	$77,744	$64,004
*Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash flows provided by operating activities:
Net income (loss)	$11,932	$(351)	$21,259	$4,384
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,388	12,194	34,625	36,548
Provision for doubtful accounts	478	562	1,239	1,290
Stock-based compensation	3,380	6,682	11,471	23,918
Deferred income taxes	(3,218)	53	1,487	3,455
Non-cash restructuring charges	—	—	4,226	—
Income in equity interests, net	(249)	(75)	(321)	—
Gain on deconsolidation of subsidiaries	—	—	—	(13,647)
Amount reclassified from accumulated other comprehensive income	—	—	—	1,819
Gain on partial sale of equity method investment	—	—	(8,849)	—
Excess income tax benefit from equity compensation plans	—	—	—	(199)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	19,260	25,832	40,238	65,356
Prepaid and other	5,658	(2,855)	9,779	(10,845)
Deferred revenue	(24,936)	(29,483)	(39,117)	(56,972)
Accounts payable, accrued liabilities and other	(11,410)	(622)	(20,947)	637
Total adjustments	351	12,288	33,831	51,360
Net cash provided by operating activities	12,283	11,937	55,090	55,744
Cash flows used for investing activities:
Capital expenditures	(6,869)	(8,287)	(21,604)	(30,756)
Payments for acquisitions, net of cash acquired	—	—	—	(27,005)
Investment in Alma Career Oy	—	—	—	(6,516)
Cash funded to equity investee and other	—	(606)	1,648	(1,222)
Capitalized patent defense costs	—	(1,742)	(2,305)	(2,962)
Cash received from partial sale of equity investment	—	—	9,128	—
Net cash used for investing activities	(6,869)	(10,635)	(13,133)	(68,461)
Cash flows (used for) provided by financing activities:
Proceeds from borrowings on credit facilities	—	1,500	32,100	80,300
Payments on borrowings on credit facilities	—	—	(32,100)	(8,100)
Payments on borrowings on term loan	(9,250)	(2,500)	(13,750)	(6,875)
Fees paid on the issuance of debt and purchase of capped call	—	—	(1,110)	—
Repurchase of common stock	—	(553)	—	(52,070)
Tax withholdings related to net share settlements of restricted stock awards and units	(1,239)	(1,307)	(8,039)	(5,014)
Excess income tax benefit from equity compensation plans	—	—	—	199
Distribution paid to minority holder	—	—	(10,018)	(3,021)
Net cash (used for) provided by financing activities	(10,489)	(2,860)	(32,917)	5,419
Effects of exchange rates on cash	(2,683)	(2,461)	(3,414)	(907)
Net (decrease) increase in cash and cash equivalents	$(7,758)	$(4,019)	$5,626	$(8,205)
Cash and cash equivalents from continuing operations, beginning of period	$99,415	$66,472	$72,030	$70,066
Cash and cash equivalents from discontinued operations, beginning of period	8,266	17,923	22,267	18,515
Cash and cash equivalents, beginning of period	$107,681	$84,395	$94,297	$88,581
Cash and cash equivalents from continuing operations, end of period	$88,389	$61,399	$88,389	$61,399
Cash and cash equivalents from discontinued operations, end of period	11,534	18,977	11,534	18,977
Cash and cash equivalents, end of period	$99,923	$80,376	$99,923	$80,376

Free cash flow:
Net cash provided by operating activities of continuing operations	$8,370	$10,289	$44,943	$48,692
Net cash provided by operating activities of discontinued operations	3,913	1,648	10,147	7,052
Less: Capital expenditures	(6,869)	(8,287)	(21,604)	(30,756)
Free cash flow	$5,414	$3,650	$33,486	$24,988

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2015	December 31, 2014
Assets:

Cash and cash equivalents	$88,389	$72,030
Accounts receivable, net	231,192	279,569
Property and equipment, net	107,288	117,191
Goodwill and intangibles, net	525,850	531,195
Investment in unconsolidated affiliates	18,955	20,700
Other assets	103,770	125,448
Assets held for sale	56,772	71,018
Total Assets	$1,132,216	$1,217,151

Liabilities and Stockholders' Equity:

Accounts payable, accrued expenses and other current liabilities	$140,136	$154,103
Deferred revenue	251,065	297,636
Current portion of long-term debt	10,278	9,563
Long-term income taxes payable	35,561	54,636
Long-term debt, net, less current portion	190,494	201,821
Other long-term liabilities	17,041	16,635
Liabilities held for sale	10,100	8,012
Total Liabilities	$654,675	$742,406

Stockholders' Equity	477,541	474,745
Total Liabilities and Stockholders' Equity	$1,132,216	$1,217,151

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$167,082	$—		$167,082	$179,591	$—		$179,591
Salaries and related	79,787	(3,368)	a	76,419	95,800	(6,612)	a	89,188
Office and general	43,638	—		43,638	50,376	(880)	c	49,496
Marketing and promotion	30,044	—		30,044	33,383	—		33,383
Restructuring and other special charges	2,780	(2,780)	b	—	—	—		—
Total operating expenses	156,249	(6,148)		150,101	179,559	(7,492)		172,067
Operating income	10,833	6,148		16,981	32	7,492		7,524
Operating margin	6.5%			10.2%	—%			4.2%
Interest and other, net	(3,674)	1,252	f	(2,422)	(1,930)	—		(1,930)
Income (loss) before income taxes and income in equity interests	7,159	7,400		14,559	(1,898)	7,492		5,594
(Benefit from) provision for income taxes	(2,361)	7,472	h	5,111	841	1,235	h	2,076
Income in equity interests, net	249	—		249	75	—		75
Income (loss) from continuing operations	9,769	(72)		9,697	(2,664)	6,257		3,593
Income from discontinued operations, net of tax	2,163	(2,163)	i	—	2,313	(2,313)	i	—
Net income (loss)	11,932	(2,235)		9,697	(351)	3,944		3,593
Net income attributable to noncontrolling interest	(1,512)	1,512		—	(1,318)	1,318		—
Net income (loss) attributable to Monster Worldwide, Inc.	$10,420	$(723)		$9,697	$(1,669)	$5,262		$3,593
*Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:
Income (loss) from continuing operations	$0.10	$0.01		$0.11	$(0.03)	$0.07		$0.04
Income from discontinued operations, net of tax	0.01	(0.01)		—	0.01	(0.01)		—
Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.	$0.11	$—		$0.11	$(0.02)	$0.06		$0.04
Weighted average shares outstanding:
Diluted	96,839	(5,872)	j	90,967	86,576	2,741	k	89,317

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$507,694	$—		$507,694	$550,257	$—		$550,257
Salaries and related	254,500	(13,385)	a	241,115	291,868	(23,548)	a	268,320
Office and general	131,430	—		131,430	152,196	(7,229)	c	144,967
Marketing and promotion	91,091	—		91,091	108,508	—		108,508
Restructuring and other special charges	28,787	(28,787)	b	—	—	—		—
Total operating expenses	505,808	(42,172)		463,636	552,572	(30,777)		521,795
Operating income (loss)	1,886	42,172		44,058	(2,315)	30,777		28,462
Operating margin	0.4%			8.7%	(0.4%)			5.2%
Gain on partial sale of equity method investment	8,849	(8,849)	e	—	—	—		—
Gain on deconsolidation of subsidiaries, net	—	—		—	11,828	(11,828)	d	—
Interest and other, net	(10,289)	3,789	f	(6,500)	(5,123)	—		(5,123)
Income before income taxes and income (loss) in equity interests	446	37,112		37,558	4,390	18,949		23,339
(Benefit from) provision for income taxes	(14,487)	27,649	h	13,162	6,915	718	g,h	7,633
Income in equity interests, net	321	—		321	—	—		—
Income (loss) from continuing operations	15,254	9,463		24,717	(2,525)	18,231		15,706
Income from discontinued operations, net of tax	6,005	(6,005)	i	—	6,909	(6,909)	i	—
Net income	21,259	3,458		24,717	4,384	11,322		15,706
Net income attributable to noncontrolling interest	(3,712)	3,712		—	(3,954)	3,954		—
Net income attributable to Monster Worldwide, Inc.	$17,547	$7,170		$24,717	$430	$15,276		$15,706
*Diluted earnings per share attributable to Monster Worldwide, Inc.:
Income (loss) from continuing operations	$0.16	$0.11		$0.27	$(0.03)	$0.20		$0.17
Income from discontinued operations, net of tax	0.02	(0.02)		—	0.03	(0.03)		—
Diluted earnings per share attributable to Monster Worldwide, Inc.:	$0.19	$0.09		$0.27	$—	$0.17		$0.17
Weighted average shares outstanding:
Diluted	94,573	(3,714)	j	90,859	88,236	2,999	k	91,235
*Earnings per share may not add in certain periods due to rounding.

Note Regarding Non GAAP Adjustments:
The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
Non GAAP adjustments consist of the following:

a	Costs related to stock based compensation. Additionally, the YTD 2015 period includes $2.0 million of separation costs associated with the former CEO's resignation.

b	Restructuring related charges pertaining to the cost reduction plan announced in February 2015.

c	Charges related to exited facilities primarily associated with the move to our corporate headquarters in Weston, Massachusetts.

d	Gain on deconsolidation of subsidiaries, net

e	Gain on partial sale of an equity method investment during Q1 2015.

f	Non-GAAP interest expense related to the debt discount and amortization of the deferred financing costs related to the Company's convertible notes due 2019.

g	Non-GAAP adjustment includes tax provision for gain on deconsolidation of subsidiaries, net during Q1 2014.

h
Beginning in Q1 2015, the Non-GAAP income tax provision is calculated using a fixed long-term projected Non-GAAP tax rate of 35% as applied to Non-GAAP pre-tax income. Prior to Q1 2015, the Non-GAAP income tax adjustment was calculated using the effective rate of the reporting period, as adjusted for the effects of certain non-deductible stock based compensation and provisions for tax valuation allowances.

i	Discontinued operations related to the sale of our remaining interest in JobKorea.

j
Non-GAAP adjustment includes the impact, based on the average share price for the period, of the Company's outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of the Company's convertible notes due 2019.

k	Non-GAAP adjustment includes the dilutive impact of the Company's non-vested stock under employee compensation plans as anti-dilutive on a GAAP basis.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

Three Months Ended September 30, 2015	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$119,449	$47,633		$167,082
Operating income (loss) - GAAP	$25,739	$(8,581)	$(6,325)	$10,833
Non GAAP Adjustments	2,086	3,007	1,055	6,148
Operating income (loss) - Non GAAP	$27,825	$(5,574)	$(5,270)	$16,981
EBITDA	$34,221	$(3,934)	$(5,000)	$25,287
Non GAAP Adjustments	753	2,035	(8)	2,780
Adjusted EBITDA	$34,974	$(1,899)	$(5,008)	$28,067
Operating margin - GAAP	21.5%	(18.0)%		6.5%
Operating margin - Non GAAP	23.3%	(11.7)%		10.2%
EBITDA margin	28.6%	(8.3)%		15.1%
Adjusted EBITDA margin	29.3%	(4.0)%		16.8%
Three Months Ended September 30, 2014	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$124,757	$54,834		$179,591
Operating income (loss) - GAAP	$21,752	$(10,857)	$(10,863)	$32
Non GAAP Adjustments	2,865	1,925	2,702	7,492
Operating income (loss) - Non GAAP	$24,617	$(8,932)	$(8,161)	$7,524
EBITDA	$30,974	$(4,647)	$(7,824)	$18,503
Non GAAP Adjustments	570	310	—	880
Adjusted EBITDA	$31,544	$(4,337)	$(7,824)	$19,383
Operating margin - GAAP	17.4%	(19.8)%		—%
Operating margin - Non GAAP	19.7%	(16.3)%		4.2%
EBITDA margin	24.8%	(8.5)%		10.3%
Adjusted EBITDA margin	25.3%	(7.9)%		10.8%

Nine Months Ended September 30, 2015	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$361,685	$146,009		$507,694
Operating income (loss) - GAAP	$64,324	$(34,464)	$(27,974)	$1,886
Non GAAP Adjustments	16,418	17,509	8,245	42,172
Operating income (loss) - Non GAAP	$80,742	$(16,955)	$(19,729)	$44,058
EBITDA	$94,579	$(20,519)	$(22,877)	$51,183
Non GAAP Adjustments	8,113	14,329	4,119	26,561
Adjusted EBITDA	$102,692	$(6,190)	$(18,758)	$77,744
Operating margin - GAAP	17.8%	(23.6)%		0.4%
Operating margin - Non GAAP	22.3%	(11.6)%		8.7%
EBITDA margin	26.1%	(14.1)%		10.1%
Adjusted EBITDA margin	28.4%	(4.2)%		15.3%
Nine Months Ended September 30, 2014	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$378,463	$171,794		$550,257
Operating income (loss) - GAAP	$58,929	$(29,710)	$(31,534)	$(2,315)
Non GAAP Adjustments	12,591	6,246	11,940	30,777
Operating income (loss) - Non GAAP	$71,520	$(23,464)	$(19,594)	$28,462
EBITDA	$88,697	$(10,357)	$(21,565)	$56,775
Non GAAP Adjustments	3,871	525	2,833	7,229
Adjusted EBITDA	$92,568	$(9,832)	$(18,732)	$64,004
Operating margin - GAAP	15.6%	(17.3)%		(0.4)%
Operating margin - Non GAAP	18.9%	(13.7)%		5.2%
EBITDA margin	23.4%	(6.0)%		10.3%
Adjusted EBITDA margin	24.5%	(5.7)%		11.6%